Exhibit 99.1

Ebix Offers to Acquire India’s Largest Corporate Travel Exchange, Yatra Online, Inc.

JOHNS CREEK, GA - March 11, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries today announced that it has sent a letter to the Board of Yatra Online, Inc. (NASDAQ:YTRA), outlining its offer to acquire 100% of the outstanding stock of Yatra Online for $7 per share on a debt-free basis. Yatra Online, Inc is the parent company of Yatra Online Pvt. Ltd. which is based in Gurugram, India and is India's leading Corporate Travel services provider with over 800 Corporate customers and one of India's leading online travel companies and operates the website Yatra.com. Ebix intends to merge Yatra Online in its Indian EbixCash subsidiary set up. Ebix’s offer is subject to due diligence and customary regulatory and other closing conditions.

The Ebix offer, based on approximately 48 million Yatra Online diluted shares outstanding, represents a 84% premium to Yatra Online’s closing share price of $3.80 as of March 8, 2019. Yatra Online stock has traded between $3.70 to $8.16 in the last 12 months. The offer contemplates the assumption of all Yatra Online receivables, cash and restricted cash worth at least $25 million at the time of closing and other assets, with all liabilities being paid for by Yatra Online concurrent to the closing of the transaction. The Ebix Offer expects any outstanding warrants to be surrendered or bought and retired before closing by Yatra Online; failing which Ebix would pay for the prevailing market price of the warrants at the time of closing, while adjusting its overall $7 share price payable to Yatra Online shareholders downwards at the time of closing, by the quantum of money paid by Ebix for retiring those warrants.

Ebix would pay for Yatra Online at its discretion either in cash or by issuing freely tradeable Ebix stock. In case Ebix decides to pay for the acquisition in Ebix stock, then the Ebix stock will carry a minimum collar value of $59 per Ebix share, calculated by dividing the total acquisition price payable to Yatra shareholders by the 10-day average price of the Ebix stock, preceding the closing date. Ebix stock will be converted at a minimum value of $59 in case the 10-day average price of the Ebix stock, preceding the closing date is less than $59.

Also, in that case Ebix will offer all Yatra shareholders a downside cover on the Ebix stock issued by allowing them to sell Ebix stock back to Ebix in the 25th month after closing, at the discretion of each Yatra Online shareholder, at a fixed price that would be 10% lower than the price at which Ebix stock is issued to them. For example, if Ebix stock is issued to Yatra Online shareholders at say a price of $60 (assuming that it is the 10-day average price in the market), then they will be able to sell the stock back to Ebix, if they wish to do so, in the 25th month from closing, at a fixed price of $54.

Ebix also announced that it reserves the right to reduce its offer at its discretion if it does not receive a positive engagement response from the Yatra Online Board in a timely manner or if any subsequent steps are taken by the Company that could have an adverse impact on its future value. Lastly, Ebix reserves the right to withdraw this offer, if the Yatra Board of Directors declines to allow Ebix to proceed with due diligence by 5:00pm EST on 18th March 2019.

Transaction Rationale:

Exhibit 99.1

Highly Accretive: Ebix’s model is to integrate acquired products, services and companies in a highly disciplined and efficient manner, with resulting cash flow and earnings per share being key endpoint metrics. Ebix believes that Yatra Online can generate revenues upwards of $150 million per year with 30%+ operating margins on a post-closing basis, within 6 months of the acquisition by Ebix. Ebix expects that the combination of the two companies can generate between 25 to 30 cents accretion for the shareholders of the combined Ebix company.

Ebix has the unique distinction of being named in the Fortune magazine’s 100 fastest growing companies list five times in the last decade. Ebix also has an history of producing 18 years of sequential growth in terms of top line and bottom line both. Under the present management, Ebix stock has shown shareholder return of more than 16,000% growth in terms of stock value.

Domain Experience: Through our extensive portfolio of products and services, we have developed a deep understanding of the insurance, finance, travel and technology ecosystems. We have thousands of clients in 50+ countries with a client base encompassing millions of users, across the world including India. Collectively, the Ebix management brings in a few hundred years of experience across all sectors of the travel industry, providing strong historical knowledge and excellent working relationships with all key travel and financial industry constituents.

Vision to create the World’fs largest End-to-End Enterprise Financial and insurance Services Player: The merged entity would become one of India’fs largest and most profitable end-to-end travel industry player in the insurance services industry, providing distribution, travel insurance, forex, MICE, Visa services, and travel technology services through our recent acquisition of Zillious - all under one roof.

International Footprint: With more than 9,000 employees located in India alone besides thousands outside India, and a present travel expanse spanning GCC countries, ASEAN and Asia Pacific countries; and the stated goal of spreading our travel business to North Americas, Latin America and Europe, Ebix provides a truly global platform with “on-the-ground” presence in major markets worldwide. Our global offices are staffed with local nationals possessing language skills and a deep familiarity with local customs, business norms and regulatory frameworks.

Ebix Chairman, President and CEO Robin Raina, commented, "We believe that Yatra Online’s products and services are complementary to EbixCash’s travel portfolio of Via and Mercury; and a combination of the two companies would lend itself to significant synergies and the creation of the India’s largest and most profitable travel services company. We see substantial synergies, economies of scale and expanded growth potential for the combined business. Our interest in making an offer for Yatra Online is also borne out of our firm belief that a combination of the two companies could be substantially and immediately accretive to Ebix's EPS."

About Yatra Online, Inc and Yatra Online Pvt. Ltd.

Yatra Online, Inc is the parent company of Yatra Online Pvt. Ltd. which is based in Gurugram, India and is India's leading Corporate Travel services provider with over 800 Corporate customers and one of India's leading online travel companies and operates the website Yatra.com. The company provides information, pricing, availability, and booking facility for domestic and international air travel, domestic and international hotel bookings, holiday packages, buses, trains, in city activities, inter-city and point-to-point cabs, homestays and cruises. As a leading platform of accommodation options, Yatra provides real-time bookings for more than 100,000 hotels in India and over 1,000,000 hotels around the world.

Launched in August 2006, Yatra was ranked the Most Trusted E-Commerce Travel Brand in India in the Economic Times Brand Equity Survey 2016 for the second successive year, and has won the National Tourism Award for 'Best Domestic Tour Operator (Rest of India)' at the India Tourism Awards held in September 2017 for the third time in a row.

Exhibit 99.1

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable

Exhibit 99.1

outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph or Gautam Sharma
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com